Exhibit 99.1

Lifetime Brands, Inc. Reports Fourth Quarter 2024 Financial Results

Delivers Fourth Quarter Sales of $215 Million, a 6% Increase YoY
TTM Adjusted EBITDA of $55.4 Million
Launches Project Concord: Focus on International Business Turnaround to Accelerate Global Growth
Declares Regular Quarterly Dividend
GARDEN CITY, NY, March 13, 2025 – Lifetime Brands, Inc. (NasdaqGS: LCUT), a leading global designer, developer and marketer of a broad range of branded consumer products used in the home, today reported its financial results for the quarter and full year ended December 31, 2024.
Fourth Quarter & Full Year 2024 Highlights:
•Fourth quarter sales of $215.2 million, exceeding fourth quarter 2023 sales by $12.1 million
◦U.S. sales up $10.8 million, or 5.8%, and International up $0.8 million, or 4.4% (constant currency)
•Trailing twelve-month Adjusted EBITDA of $55.4 million versus $53.9 million from prior quarter
•Gross Margin expanded in both the fourth quarter and full year to 37.7% and 38.2%, respectively
Rob Kay, Lifetime’s Chief Executive Officer, commented, “Lifetime’s strong fourth quarter performance capped a solid 2024, as seasonal consumer demand accelerated in December. Fourth quarter sales grew by 6% to $215 million over the prior year period, driven by the continued execution of our online sales strategy, a key growth opportunity, leading to additional market share gain in our e-commerce channel. As we reflect on 2024, we note the resilience in our core business evident in our financial performance, and a result of the value embedded in our products combined with operational actions that have positioned us to confidently support our future growth initiatives. Our International business reported an increase in sales for a second consecutive quarter, supporting our belief that our refined strategy to target larger national chains is gaining traction. In addition, numerous new product introductions drove growth including Build·a·Board, helping to increase Cutlery market share as well as the Dolly Parton program which contributed $7 million in sales in 2024. We are pleased to report we remain on pace to complete the program's phase one shipment by the end of first quarter of 2025.
Touching on the current economic environment, our team is well positioned thanks to significant experience navigating similar macro shifts to proactively adapt our operations to anticipated fluctuations. To this point, while the situation remains fluid, we continue to take prudent measures to mitigate our exposure to the imposed tariffs on affected products. These actions, which include the movement of production to various geographies, are designed to allow Lifetime flexibility as the rules of international trade continue to fluctuate. Additionally, our strong balance sheet and liquidity of $111.7 million as of December 31, 2024, provides insulation against macro shocks. With the defensive tactics we have taken, we will be able to remain true to our business which has produced cash flow in all environments over many years.
To that end, beginning in January 2025, Lifetime launched a transformation initiative designated as Project Concord. The strategic priorities of this comprehensive turnaround of our International business are expected to promote growth and streamline the cost structure of our International operations. As we execute the steps outlined in this project, the expectation is to generate continued incremental sales growth while identifying cost efficiencies that will produce a breakeven level of profitability in our International business at an accelerated pace.”
Fourth Quarter Financial Results:
Consolidated net sales for the three months ended December 31, 2024, were $215.2 million, representing an increase of $12.1 million or 6.0%, as compared to $203.1 million for the corresponding period in 2023. In constant currency, a non-GAAP financial measure, which excludes the impact of foreign exchange fluctuations and was determined by applying 2024 average rates to 2023 local currency amounts, consolidated net sales increased $11.7 million or 5.7% in the fourth quarter of 2024, as compared to consolidated net sales in the corresponding period in 2023. A table reconciling this non-GAAP financial measure to consolidated net sales, as reported, is included below.

Gross margin for the three months ended December 31, 2024 was $81.2 million, or 37.7%, in 2024 as compared to $73.9 million, or 36.4%, for the corresponding period in 2023.
Selling, general and administrative expenses for the three months ended December 31, 2024 were $43.2 million, an increase of $4.5 million, or 11.6%, as compared to $38.7 million for the corresponding period in 2023.
Income from operations was $15.5 million, as compared to $15.7 million for the corresponding period in 2023.
Adjusted income from operations(1) was $20.2 million as compared to $19.4 million for the corresponding period in 2023.
Net income was $8.9 million, or $0.41 per diluted share, in the quarter ended December 31, 2024, as compared to net income of $2.7 million, or $0.13 per diluted share, for the corresponding period in 2023.
Adjusted net income(1) was $12.0 million, or $0.55 per diluted share, in the quarter ended December 31, 2024, as compared to adjusted net income(1) of $6.3 million, or $0.29 per diluted share, for the corresponding period in 2023.
(1) A table reconciling this non-GAAP financial measure to its most comparable GAAP financial measure, as reported, is included below.

Full Year Financial Results:
Consolidated net sales for the year ended December 31, 2024, were $683.0 million, a decrease of $3.7 million, or 0.5%, as compared to consolidated net sales of $686.7 million for the corresponding period in 2023. In constant currency, a non-GAAP financial measure, which excludes the impact of foreign exchange fluctuations and was determined by applying 2024 average rates to 2023 local currency amounts, consolidated net sales decreased $5.1 million, or 0.7%, as compared to consolidated net sales in the corresponding period in 2023. A table reconciling this non-GAAP financial measure to consolidated net sales, as reported, is included below.
Gross margin for 2024 was $260.7 million, or 38.2%, compared to $254.6 million, or 37.1%, for the corresponding period in 2023.
Selling, general and administrative expenses for 2024 were $159.8 million, an increase of $7.2 million, or 4.7%, as compared to $152.6 million for the corresponding period in 2023.
Income from operations was $27.1 million in 2024, as compared to $31.9 million for the corresponding period in 2023.
Adjusted income from operations(1) was $44.7 million, as compared to $48.9 million for the corresponding period in 2023.
Net loss was $(15.2) million, or $(0.71) per diluted share, in the year ended December 31, 2024, as compared to net loss of $(8.4) million, or $(0.40) per diluted share, in the corresponding period in 2023.
Adjusted net income(1) was $12.6 million, or $0.58 per diluted share, as compared to $11.0 million, or $0.52 per diluted share, in the corresponding period in 2023.
Adjusted EBITDA(1) was $55.4 million in the year ended December 31, 2024. A table reconciling this non-GAAP financial measure to net loss, as reported, is included below.
(1) A table reconciling this non-GAAP financial measure to its most comparable GAAP financial measure, as reported, is included below.
Other Matters
In January 2025, the Company announced the relocation of the Company’s east coast distribution facility currently located in Robbinsville, NJ (the “Robbinsville Facility”) to a warehouse and distribution space in Hagerstown, Maryland (the “Hagerstown Facility”). In connection with the relocation, the Company will completely exit the, Robbinsville Facility. Lifetime expects to incur one-time exit costs up to $7 million for employee severance, certain employee relocation costs, and remaining lease costs for the Robbinsville Facility in 2025 and 2026.
The Hagerstown Facility will require capital expenditures for equipment and certain leasehold improvements of approximately $10 million. One-time relocation costs are estimated to be up to $7 million, which includes recruitment, relocation of inventory, set up costs and lease expenses prior to the Hagerstown Facility being fully operational. These one-time costs are expected to be incurred in 2026. The Company expects that the Hagerstown Facility will be operational by the second quarter of 2026. Additionally, in connection with the relocation to the Hagerstown Facility, the Company will receive tax abatement and incentives over the term of the Lease from the State of Maryland and Washington County, Maryland totaling approximately $13 million. These incentives include real property tax abatement, employee state withholding tax credit, conditional grants and income tax credits.

In January 2025, the Company implemented Project Concord, Lifetime’s comprehensive turnaround initiative of its International business. The strategic priorities of this comprehensive turnaround plan of the International business are expected to promote growth and streamline the cost structure of Lifetime's International operations.
Dividend
On March 11, 2025, the Board of Directors declared a quarterly dividend of $0.0425 per share payable on May 15, 2025 to shareholders of record on May 1, 2025.

Full Year 2025 Guidance & Investor Day
The Company intends to provide detailed Full Year 2025 guidance in conjunction with its First Quarter 2025 results in mid-May, in-line with its historical cadence. In the Fourth Quarter of 2025, Lifetime will host an Investor Day to outline Management’s long-term vision and priorities for operational segments supporting its comprehensive global turnaround plan.
Conference Call
The Company has scheduled a conference call for Thursday, March 13, 2025 at 11:00 a.m (Eastern Time). The dial-in number for the conference call is 1 (877) 451-6152 (U.S.) or +1 (201) 389-0879 (International)
A live webcast of the conference call will be accessible through:
https://viavid.webcasts.com/starthere.jsp?ei=1706452&tp_key=1f3c441b7b
For those who cannot listen to the live broadcast, an audio replay of the webcast will be available for one year.
Non-GAAP Financial Measures
This earnings release contains non-GAAP financial measures, including constant currency net sales, adjusted income from operations, adjusted net income, adjusted diluted income per common share, adjusted EBITDA, adjusted EBITDA, before limitation, pro forma adjusted EBITDA, before limitation, and pro forma adjusted EBITDA. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of a company; or, includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. These non-GAAP financial measures are provided because the Company’s management uses these financial measures in evaluating the Company’s on-going financial results and trends, and management believes that exclusion of certain items allows for more accurate period-to-period comparison of the Company’s operating performance by investors and analysts. Management uses these non-GAAP financial measures as indicators of business performance. These non-GAAP financial measures should be viewed as a supplement to, and not a substitute for, GAAP financial measures of performance. As required by SEC rules, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
Forward-Looking Statements
In this press release, the use of the words “advance,” “believe,” “continue,” “could,” “deliver,” “drive,” “enable,” “expect,” “gain,” “goal,” “grow,” “intend,” “maintain,” “manage,” “may,” “outlook,” “plan,” “positioned,” “project,” “projected,” “should,” “take,” “target,” “unlock,” “will,” “would”, or similar expressions is intended to identify forward-looking statements. Such statements include all statements regarding the growth of the Company, the Company’s financial guidance, the Company’s ability to navigate the current environment and advance the Company’s strategy, the Company’s commitment to increasing investments in future growth initiatives, the Company’s initiatives to create value, the Company’s efforts to mitigate geopolitical factors and tariffs, the Company’s current and projected financial and operating performance, results, and profitability and all guidance related thereto, including forecasted exchange rates and effective tax rates, as well as the Company’s continued growth and success, future plans and intentions regarding the Company and its consolidated subsidiaries. Such statements represent the Company’s current judgments, estimates, and assumptions about possible future events. The Company believes these judgments, estimates, and assumptions are reasonable, but these statements are not guarantees of any events or financial or operational results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt, as well as to deleverage its balance sheet; the possibility of impairments to the Company’s goodwill; the possibility of impairments to the Company’s intangible assets; the highly seasonal nature of the

Company’s business; the Company’s ability to drive future growth and profitability from its European operations; changes in U.S. or foreign trade or tax law and policy; changes in general economic conditions that could impact the Company’s customers and affect customer purchasing practices or consumer spending; customer ordering behavior; the performance of the Company’s newer products; expenses and other challenges relating to the integration of any future acquisitions; changes in demand for the Company’s products; changes in the Company’s management team; the significant influence of the Company’s largest stockholder; fluctuations in foreign exchange rates; changes in U.S. trade policy or the trade policies of nations in which the Company or the Company’s suppliers do business; shortages of and price volatility for certain commodities; global health epidemic; social unrest, including related protests and disturbances; the emergence, continuation and consequences of geopolitical conditions, including political instability in the U.S. and abroad, unrest and sanctions, war, conflict, including the ongoing conflicts between Russia and the Ukraine, conflicts in the Middle East, and increasing tensions between China and Taiwan; macro-economic challenges, including labor disputes, inflationary impacts and disruptions to the global supply chain; increase in supply chain costs; the imposition of duties and tariffs and other trade barriers and retaliatory countermeasures and/or economic sanctions implemented by the U.S. and other governments; the Company’s ability to successfully integrate acquired businesses; the Company’s expectations regarding customer purchasing practices and the future level of demand for the Company’s products; the Company’s ability to execute on the goals and strategies set forth in the Company’s five-year plan; and significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and ability to maintain an appropriate level of debt. The Company undertakes no obligation to update these forward-looking statements other than as required by law.
Lifetime Brands, Inc.
Lifetime Brands is a leading global designer, developer and marketer of a broad range of branded consumer products used in the home. The Company markets its products under well-known kitchenware brands, including Farberware®, KitchenAid®, Sabatier®, Amco Houseworks®, Chef’n® Chicago™ Metallic, Copco®, Fred® & Friends, Houdini™, KitchenCraft®, Kamenstein®, La Cafetière®, MasterClass®, Misto®, Swing-A-Way®, Taylor® Kitchen, Rabbit®, and Dolly®; respected tableware and giftware brands, including Mikasa®, Pfaltzgraff®, Fitz and Floyd®, Empire Silver™, Gorham®, International® Silver, Towle® Silversmiths, Wallace®, Wilton Armetale®, V&A®, Royal Botanic Gardens Kew®, Year & Day®, Dolly®, Royal Leerdam®, and ONIS®; and valued home solutions brands, including BUILT NY®, S’well®, Taylor® Bath, Taylor® Kitchen, Taylor® Weather, Planet Box®, and Dolly®. The Company also provides exclusive private label products to leading retailers worldwide.
The Company’s corporate website is www.lifetimebrands.com.
Contacts:
Lifetime Brands, Inc.
Laurence Winoker, Chief Financial Officer
516-203-3590
investor.relations@lifetimebrands.com
or
MZ North America
Shannon Devine / Rory Rumore
Main: 203-741-8811
LCUT@mzgroup.us

LIFETIME BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands - except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net sales	$215,207	$203,143	$682,952	$686,683
Cost of sales	134,018	129,288	422,249	432,044
Gross margin	81,189	73,855	260,703	254,639
Distribution expenses	22,543	19,452	73,810	69,194
Selling, general and administrative expenses	43,172	38,664	159,809	152,648
Restructuring expenses	—	—	—	856
Income from operations	15,474	15,739	27,084	31,941
Interest expense	(5,603)	(5,618)	(22,208)	(21,728)
Mark to market gain (loss) on interest rate derivatives	718	(364)	(466)	(499)
(Loss) gain on extinguishments of debt, net	—	(759)	—	761
Loss on equity securities	—	—	(14,152)	—
Income (loss) before income taxes and equity in losses	10,589	8,998	(9,742)	10,475
Income tax provision	(1,671)	(3,313)	(3,331)	(6,222)
Equity in losses, net of taxes	—	(2,978)	(2,092)	(12,665)
NET INCOME (LOSS)	$8,918	$2,707	$(15,165)	$(8,412)
Weighted-average shares outstanding—basic	21,562	21,216	21,481	21,195
BASIC INCOME (LOSS) PER COMMON SHARE	$0.41	$0.13	$(0.71)	$(0.40)
Weighted-average shares outstanding—diluted	21,617	21,468	21,481	21,195
DILUTED INCOME (LOSS) PER COMMON SHARE	$0.41	$0.13	$(0.71)	$(0.40)

LIFETIME BRANDS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands - except share data)

	December 31,
	2024	2023
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,929	$16,189
Accounts receivable, less allowances of $14,093 at December 31, 2024 and $15,952 at December 31, 2023	156,743	155,180
Inventory	202,408	188,647
Prepaid expenses and other current assets	11,488	16,339
TOTAL CURRENT ASSETS	373,568	376,355
PROPERTY AND EQUIPMENT, net	15,049	16,970
OPERATING LEASE RIGHT-OF-USE ASSETS	59,571	69,756
INVESTMENTS	—	1,826
INTANGIBLE ASSETS, net	183,527	199,133
OTHER ASSETS	2,595	3,102
TOTAL ASSETS	$634,310	$667,142
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturity of term loan	$4,891	$4,742
Accounts payable	60,029	54,154
Accrued expenses	70,848	78,356
Income taxes payable	830	641
Current portion of operating lease liabilities	15,145	14,075
TOTAL CURRENT LIABILITIES	151,743	151,968
OTHER LONG-TERM LIABILITIES	15,955	9,126
INCOME TAXES PAYABLE, LONG-TERM	706	1,493
OPERATING LEASE LIABILITIES	56,740	70,009
DEFERRED INCOME TAXES	5,601	7,438
REVOLVING CREDIT FACILITY	42,693	60,395
TERM LOAN	130,949	135,834
STOCKHOLDERS’ EQUITY
Preferred stock, $1.00 par value, shares authorized: 100 shares of Series A and 2,000,000 shares of Series B; none issued and outstanding	—	—
Common stock, $0.01 par value, shares authorized: 50,000,000 at December 31, 2024 and 2023; shares issued and outstanding: 22,155,735 at December 31, 2024 and 21,813,266 at December 31, 2023	222	218
Paid-in capital	280,566	277,728
Accumulated deficit	(32,550)	(13,568)
Accumulated other comprehensive loss	(18,315)	(33,499)
TOTAL STOCKHOLDERS’ EQUITY	229,923	230,879
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$634,310	$667,142

LIFETIME BRANDS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2024	2023
OPERATING ACTIVITIES
Net loss	$(15,165)	$(8,412)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	22,314	19,571
Amortization of financing costs	2,859	1,968
Mark to market loss on interest rate derivatives	466	499
Operating leases, net	(2,010)	(1,889)
Provision for doubtful accounts	950	2,116
Deferred income taxes	(2,039)	(2,130)
Stock compensation expense	3,920	3,687
Equity in losses, net of taxes	2,092	12,665
Contingent consideration fair value adjustment	—	(650)
Gain on extinguishments of debt, net	—	(761)
Loss on equity securities	14,152	—
Changes in operating assets and liabilities
Accounts receivable	(3,206)	(14,972)
Inventory	(14,557)	35,428
Prepaid expenses, other current assets and other assets	5,200	(1,833)
Accounts payable, accrued expenses and other liabilities	4,185	10,846
Income taxes payable	(592)	298
NET CASH PROVIDED BY OPERATING ACTIVITIES	18,569	56,431
INVESTING ACTIVITIES
Purchases of property and equipment	(2,227)	(2,801)
NET CASH USED IN INVESTING ACTIVITIES	(2,227)	(2,801)
FINANCING ACTIVITIES
Proceeds from revolving credit facility	268,209	162,391
Repayments of revolving credit facility	(285,264)	(113,530)
Proceeds from Term Loan	—	55,991
Repayments of Term Loan	(7,500)	(149,540)
Payment of financing costs	—	(9,537)
Payments for finance lease obligations	(45)	(27)
Payments of tax withholding for stock based compensation	(1,081)	(537)
Payments for stock repurchase	—	(2,539)
Cash dividends paid	(3,809)	(3,734)
NET CASH USED IN FINANCING ACTIVITIES	(29,490)	(61,062)
Effect of foreign exchange on cash	(112)	23
DECREASE IN CASH AND CASH EQUIVALENTS	(13,260)	(7,409)
Cash and cash equivalents at beginning of year	16,189	23,598
CASH AND CASH EQUIVALENTS AT END OF YEAR	$2,929	$16,189

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results
Adjusted EBITDA for the year ended December 31, 2024:

	Three Months Ended				Year Ended
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	December 31, 2024
			(in thousands)
Net (loss) income as reported	$(6,260)	$(18,167)	$344	$8,918	$(15,165)
Loss on equity securities	—	14,152	—	—	14,152
Equity in losses, net of taxes	2,092	—	—	—	2,092
Income tax provision (benefit)	210	(57)	1,507	1,671	3,331
Interest expense	5,614	5,157	5,834	5,603	22,208
Depreciation and amortization	4,939	4,894	6,408	6,073	22,314
Mark to market loss (gain) on interest rate derivatives	174	82	928	(718)	466
Stock compensation expense	807	1,037	1,042	1,034	3,920
Acquisition related expenses	95	641	210	143	1,089
Warehouse redesign expenses(1)	18	35	662	249	964
Adjusted EBITDA(2)	$7,689	$7,774	$16,935	$22,973	$55,371
(1)For the year ended December 31, 2024, the warehouse redesign expenses were related to the U.S. segment.
(2)Adjusted EBITDA is a non-GAAP financial measure that is defined in the Company’s debt agreements. Adjusted EBITDA is defined as net (loss) income, adjusted to exclude loss on equity securities, equity in losses, net of taxes, income tax provision (benefit), interest expense, depreciation and amortization, mark to market loss (gain) on interest rate derivatives, stock compensation expense, and other items detailed in the table above that are consistent with exclusions permitted by our debt agreements.

Adjusted EBITDA for the year ended December 31, 2023:

	Three Months Ended				Year Ended
	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	December 31, 2023
			(in thousands)
Net (loss) income as reported	$(8,805)	$(6,520)	$4,206	$2,707	$(8,412)
Equity in losses, net of taxes	2,777	5,863	1,047	2,978	12,665
Income tax (benefit) provision	(1,348)	1,242	3,015	3,313	6,222
Interest expense	5,336	5,528	5,246	5,618	21,728
Depreciation and amortization	4,870	4,925	4,821	4,955	19,571
Mark to market loss (gain) on interest rate derivatives	234	(197)	98	364	499
Stock compensation expense	861	1,011	898	917	3,687
Contingent consideration fair value adjustment	—	(50)	—	(600)	(650)
(Gain) loss on extinguishments of debt, net	—	(1,520)	—	759	(761)
Acquisition related expenses	490	242	186	407	1,325
Restructuring expenses	856	—	—	—	856
Warehouse redesign expenses (1)	194	157	176	51	578
Adjusted EBITDA (2)	$5,465	$10,681	$19,693	$21,469	$57,308
(1)For the year ended December 31, 2023, the warehouse redesign expenses related to the U.S. segment.
(2)Adjusted EBITDA is a non-GAAP financial measure which is defined in the Company’s debt agreements. Adjusted EBITDA is defined as net (loss) income, adjusted to exclude equity in losses, net of taxes, income tax (benefit) provision, interest expense, depreciation and amortization, mark to market loss (gain) on interest rate derivatives, stock compensation expense, (gain) loss on extinguishments of debt, net, and other items detailed in the table above that are consistent with exclusions permitted by our debt agreements.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands - except per share data)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)
Adjusted net income and adjusted diluted income per common share (in thousands - except per share data):

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income (loss) as reported	$8,918	$2,707	$(15,165)	$(8,412)
Adjustments:
Acquisition intangible amortization expense	4,367	3,802	15,589	14,835
Contingent consideration fair value adjustments	—	(600)	—	(650)
Loss (gain) on extinguishments of debt, net	—	759	—	(761)
Acquisition related expenses	143	407	1,089	1,325
Restructuring expenses	—	—	—	856
Warehouse redesign expenses(1)	249	51	964	578
Impairment of Grupo Vasconia investment	—	—	—	6,834
Mark to market (gain) loss on interest rate derivatives	(718)	364	466	499
Loss on equity securities	—	—	14,152	—
Income tax effect on adjustments	(990)	(1,163)	(4,452)	(4,094)
Adjusted net income(2)	$11,969	$6,327	$12,643	$11,010
Adjusted diluted income per share(3)	$0.55	$0.29	$0.58	$0.52
(1)For the years ended December 31, 2024 and 2023, the warehouse redesign expenses were related to the U.S. segment.
(2)Adjusted net income and adjusted diluted income per common share in the three months ended and year ended December 31, 2024 excludes acquisition intangible amortization expense, acquisition related expenses, warehouse redesign expenses, mark to market (gain) loss on interest rate derivatives, and loss on equity securities. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments.
Adjusted net income and adjusted diluted income per common share in the three months ended and year ended December 31, 2023 excludes acquisition intangible amortization expense, contingent consideration fair value adjustments, loss (gain) on extinguishments of debt, net, acquisition related expenses, restructuring expenses, warehouse redesign expenses, impairment of Grupo Vasconia investment, and mark to market (gain) loss on interest rate derivatives. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments.
(3)Adjusted diluted income per common share is calculated based on diluted weighted-average shares outstanding of 21,617 and 21,468 for the three month period ended December 31, 2024 and 2023, respectively, and 21,636 and 21,316 for the year ended December 31, 2024 and 2023, respectively. The diluted weighted-average shares outstanding for the three months ended and year ended December 31, 2024 include the effect of dilutive securities of 55 and 155 shares, respectively. The diluted weighted-average shares outstanding for the three months ended and year ended December 31, 2023 include the effect of dilutive securities of 252 and 121 shares, respectively.

Adjusted income from operations (in thousands):
	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Income from operations	$15,474	$15,739	$27,084	$31,941
Adjustments:
Acquisition intangible amortization expense	4,367	3,802	15,589	14,835
Contingent consideration fair value adjustments	—	(600)	—	(650)
Acquisition related expenses	143	407	1,089	1,325
Restructuring expenses	—	—	—	856
Warehouse redesign expenses(1)	249	51	964	578
Total adjustments	4,759	3,660	17,642	16,944
Adjusted income from operations(2)	$20,233	$19,399	$44,726	$48,885
(1)For the years ended December 31, 2024 and 2023, the warehouse redesign expenses were related to the U.S. segment.
(2)Adjusted income from operations for the three months ended and year ended December 31, 2024 and December 31, 2023, excludes acquisition intangible amortization expense, contingent consideration fair value adjustments, acquisition related expenses, restructuring expenses, and warehouse redesign expenses.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)
Constant Currency:

	As Reported Three Months Ended December 31,			Constant Currency (1) Three Months Ended December 31,				Year-Over-Year Increase (Decrease)
Net sales	2024	2023	Increase (Decrease)	2024	2023	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S.	$195,997	$185,222	$10,775	$195,997	$185,134	$10,863	$88	5.9%	5.8%	(0.1)%
International	$19,210	$17,921	$1,289	$19,210	$18,393	$817	$(472)	4.4%	7.2%	2.8%
Total net sales	$215,207	$203,143	$12,064	$215,207	$203,527	$11,680	$(384)	5.7%	5.9%	0.2%

	As Reported Year Ended December 31,			Constant Currency (1) Year Ended December 31,				Year-Over-Year Increase (Decrease)
Net sales	2024	2023	Increase (Decrease)	2024	2023	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S.	$627,202	$633,079	$(5,877)	$627,202	$633,184	$(5,982)	$(105)	(0.9)%	(0.9)%	—%
International	$55,750	$53,604	$2,146	$55,750	$54,891	$859	$(1,287)	1.6%	4.0%	2.4%
Total net sales	$682,952	$686,683	$(3,731)	$682,952	$688,075	$(5,123)	$(1,392)	(0.7)%	(0.5)%	0.2%
(1)“Constant Currency” is determined by applying the 2024 average exchange rates to the prior year local currency sales amounts, with the difference between the change in “As Reported” net sales and “Constant Currency” net sales, reported in the table as “Currency Impact”. Constant currency sales growth is intended to exclude the impact of fluctuations in foreign currency exchange rates.